UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 13, 2006
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 13, 2006, Medicis Pharmaceutical Corporation (“Medicis”) announced the execution by Medicis and certain of its affiliates and Ipsen S.A. and one of its affiliates (“Ipsen”) of a letter agreement (the “Letter Agreement”) whereby, subject only to the closing of Allergan, Inc.’s tender offer for the shares of Inamed Corp., Ipsen will grant Aesthetica Ltd., a wholly owned subsidiary of Medicis (“Aesthetica”), rights to develop, distribute and commercialize Ipsen’s botulinum toxin product (the “Product”) in the United States, Canada and Japan for aesthetic use by physicians. The Product is commonly referred to as Reloxin® in the U.S. aesthetic market and Dysport® for medical and aesthetic uses outside the U.S. The Product is not currently approved for use in the U.S. When the definitive agreements relating to the development, distribution and commercialization of the Product become effective, Medicis will file another Current Report on Form 8-K describing the terms of such agreements.
     The foregoing description of the Letter Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Letter Agreement attached as Exhibit 10.1 hereto and the press release attached as Exhibit 99.1 hereto, and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

10.1	Letter Agreement dated as of March 13, 2006 among Medicis Pharmaceutical Corporation, Aesthetica Ltd., Medicis Aesthetics Holdings Inc., Ipsen S.A. and Ipsen Ltd.
99.1	Text of press release dated March 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2006	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Letter Agreement dated as of March 13, 2006 among Medicis Pharmaceutical Corporation, Aesthetica Ltd., Medicis Aesthetics Holdings Inc., Ipsen S.A. and Ipsen Ltd.
99.1	Text of press release dated March 13, 2006.